Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Shares, no par value, of Hudbay Minerals Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 7, 2019

WATERTON MINING PARALLEL FUND OFFSHORE MASTER, LP

By:	Waterton Mining Parallel Fund Offshore GP Corp., its general partner

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON PRECIOUS METALS FUND II CAYMAN, LP

By:	Waterton Global Resource Management, LP, its general partner
By:	Waterton Global Resource Management Cayman Corp., its general partner

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON MINING PARALLEL FUND OFFSHORE GP CORP.

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON GLOBAL RESOURCE MANAGEMENT, LP

By:	Waterton Global Resource Management Cayman Corp., its general partner

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON GLOBAL RESOURCE MANAGEMENT CAYMAN CORP.

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON GLOBAL RESOURCE MANAGEMENT, INC.

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

/s/ Cheryl Brandon
CHERYL BRANDON

/s/ Isser Elishis
ISSER ELISHIS

/s/ Kalman Schoor
KALMAN SCHOOR

/s/ Richard J. Wells
RICHARD J. WELLS

/s/ Kanwaljit Toor
KANWALJIT TOOR